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                                                                    Exhibit 22.3

                                [LOGO BROOKFIELD]

                        BROOKFIELD PROPERTIES CORPORATION

                                      PROXY

      SPECIAL MEETING OF SHAREHOLDERS OF BROOKFIELD PROPERTIES CORPORATION
                         TO BE HELD ON DECEMBER 16, 2002

               THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT OF
                        BROOKFIELD PROPERTIES CORPORATION

          The undersigned shareholder of Brookfield Properties Corporation (the "Corporation") hereby appoints GORDON E. ARNELL, or failing him, RICHARD B. CLARK, both being officers of the Corporation, or instead of either of the foregoing, _______________________________, as proxy of the undersigned, to attend, vote and act for and on behalf of the undersigned at the special meeting of shareholders of the Corporation to be held on December 16, 2002 and at all adjournments thereof, upon the following matters:

(1) VOTE FOR [ ] AGAINST [ ] or, if no specification is made, VOTE FOR a resolution authorizing a reduction in the stated capital account of the common shares of the Corporation for the purpose of distributing, by way of a return of capital, shares in the common stock of the Corporation's subsidiary, Brookfield Homes Corporation, such reduction to be in an amount equal to the value of the shares of Brookfield Homes Corporation at the date of the distribution, as fully described in the accompanying Management Proxy Circular (the "Circular"), the full text of which resolution is set forth in Schedule A of the Circular; and


(2)  such other business as may properly come before the meeting.


                    Dated: _____________________________ , 2002.



                    ________________________    ________________________________
                    Number of Common Shares     Signature of Shareholder


                    ________________________    ________________________________
                    Number of Class A Shares    Name of Shareholder (Please
                                                print clearly)


                    NOTES:

                    (1) A shareholder has the right to appoint a person to represent him or her at the meeting other than the management representatives designated in this proxy. Such right may be exercised by inserting in the space provided the name of the other person the shareholder wishes to appoint. Such other person need not be a shareholder.

                    (2) To be valid, this proxy must be signed and deposited with Brookfield Properties Corporation, c/o CIBC Mellon Trust Company, P.O. Box 12005, Station BRM B, Toronto, Ontario, M7Y 2K5 (courier address: 200 Queens Quay East, Unit 6, Toronto, Ontario, M5A 4K9) not later than the close of business on December 12, 2002, or, if the meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any adjourned meeting.

                    (3) If an individual, please sign exactly as your shares are registered.

                         If the shareholder is a corporation, this proxy must be executed by a duly authorized officer or attorney of the shareholder and, if the corporation has a corporate seal, its corporate seal should be affixed.

                         If shares are registered in the name of an executor, administrator or trustee, please sign exactly as the shares are registered. If the shares are registered in the name of the deceased or other shareholder, the shareholder's name must be printed in the space provided, the proxy must be signed by the legal representative with his name printed below his signature and evidence of authority to sign on behalf of the shareholder must be attached to this proxy.

                         In many cases, shares beneficially owned by a holder (a "Non-Registered Holder") are registered in the name of a securities dealer or broker or other intermediary, or a clearing agency. Non-Registered Holders should, in particular, review the sections entitled "Non-Registered Holders" and "Revocation of Proxies" in the accompanying Circular and carefully follow the instructions of their intermediaries.

                         All holders of shares should refer to the accompanying Circular for further information regarding completion and use of this proxy and other information pertaining to the meeting.

                    (4) If a share is held by two or more persons, any one of them present or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote in respect thereof, but if more than one of them are present or represented by proxy they shall vote together in respect of the share so held.

                    (5) If this proxy is not dated in the space provided, it is deemed to bear the date on which it is mailed by management of the Corporation.